Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

Cellectar Biosciences, Inc.

a Delaware corporation

Article I

STOCKHOLDERS

Section 1.1.      Annual Meetings. An annual meeting of stockholders to elect directors and transact such other business as may properly be presented to the meeting may be held at such place, within or without the State of Delaware as may be designated by or in the manner provided in the Certificate of Incorporation or the By-Laws, or if not so designated, as the Board of Directors may from time to time determine. If pursuant to the Certificate of Incorporation or the By-Laws, the Board of Directors is authorized to determine the place of a meeting of stockholders, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the provisions of the General Corporation Law of the State of Delaware (the “DGCL”).

If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication. If such means are authorized, the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is, in fact, a stockholder or proxyholder. The Corporation shall also implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings. If a stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

The Board or the Chair of such meeting may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

Section 1.2.      Special Meetings. A special meeting of stockholders may be called at any time by two or more directors or the Chair of the Board or the President and shall be called by any of them or by the Secretary upon receipt of a written request to do so specifying the matter or matters appropriate for action at such a meeting proposed to be presented at the meeting and signed by holders of record of a majority of the shares of stock that would be entitled to be voted on such matter or matters if the meeting were held on the day such request is received and the record date for such meeting were the close of business on the preceding day. Any such meeting shall be held at such time and at such place, within or without the State of Delaware, as shall be determined by the body or person calling such meeting and as shall be stated in the notice of such meeting.

Upon written request sent by registered mail to the Secretary, or delivered in person, by sufficient persons entitled to call a special meeting of stockholders (such request, to include the information required by Section 1.5), it shall be the duty of the Secretary to cause notice to be given to the stockholders entitled to vote that a meeting has been requested by the persons calling the meeting, the date of which meeting, which shall be set by the Board, to be not less than thirty (30) days nor more than sixty (60) days after the date on which such request is received.

The Board, the Chair of the Board or the President may postpone, reschedule or cancel any special meeting of stockholders called by any of them.

Section 1.3.      Notice of Meeting; Notice to Stockholders. For each meeting of stockholders, written notice shall be given stating the place, if any, date and hour, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and may vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided by Delaware law, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

Any notice given to a stockholder under any provision of the DGCL, the Certificate of Incorporation or By-Laws shall be effective if given by a form of electronic transmission consented to by such stockholder. Any such consent shall be revocable by a stockholder by written notice to the Corporation and shall be deemed revoked under the circumstances described in the DGCL. Notice given to stockholders by electronic transmission shall be given as provided in the DGCL.

Section 1.4.      Quorum. Except as otherwise required by the DGCL or the Certificate of Incorporation, the holders of record of a majority of the shares of stock entitled to be voted present in person or represented by proxy at a meeting shall constitute a quorum for the transaction of business at the meeting, but in the absence of a quorum the holders of record present or represented by proxy at such meeting may vote to adjourn the meeting from time to time, without notice other than announcement at the meeting, unless otherwise provided in the DGCL or By-Laws, until a quorum is obtained.

Section 1.5.      Notice of Stockholder Proposals and Director Nominations.

(a)            Annual Meetings of Stockholders. Nominations of persons for election to the Board and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only: (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto) with respect to such annual meeting given by or at the direction of the Board (or any duly authorized committee thereof), (ii) otherwise properly brought before such annual meeting by or at the direction of the Board (or any duly authorized committee thereof) or (iii) by any stockholder of the Corporation who (A) is a stockholder of record at the time of the giving of the notice provided for in this Section 1.5 through the date of such annual meeting, (B) is entitled to vote at such annual meeting and (C) complies with the notice procedures set forth in this Section 1.5. For the avoidance of doubt, compliance with the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations, or to propose any other business (other than a proposal included in the Corporation’s proxy materials pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)), at an annual meeting of stockholders.

(b)            Timing of Notice for Annual Meetings. In addition to any other applicable requirements, for nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 1.5(a)(iii) above, the stockholder must have given timely notice thereof in proper written form to the Secretary, and, in the case of business other than nominations, such business must be a proper matter for stockholder action. To be timely, such notice must be received by the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the ninetieth (90th) day, or earlier than the one hundred twentieth (120th) day, prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting of stockholders is more than thirty (30) days prior to, or more than sixty (60) days after, the first anniversary of the date of the preceding year’s annual meeting or if no annual meeting was held in the preceding year, to be timely, a stockholder’s notice must be so received not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the Close of Business on the later of (i) the ninetieth (90th) day prior to such annual meeting and (ii) the tenth (10th) day following the day on which public disclosure (as defined below) of the date of the meeting is first made by the Corporation. In no event shall the adjournment, recess, postponement, judicial stay or rescheduling of an annual meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of notice as described above.

(c)            Form of Notice. To be in proper written form, the notice of any stockholder of record giving notice under this Section 1.5 (each, a “Noticing Party”) must set forth:

(i)            as to each person whom such Noticing Party proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), if any:

(A) the name, age, business address and residence address of such Proposed Nominee;

(B) the principal occupation and employment of such Proposed Nominee;

(C) a written questionnaire with respect to the background and qualification of such Proposed Nominee, completed by such Proposed Nominee in the form required by the Corporation (which form such Noticing Party shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such Noticing Party within ten (10) days after receiving such request);

(D) a written representation and agreement completed by such Proposed Nominee in the form required by the Corporation (which form such Noticing Party shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such Noticing Party within ten (10) days after receiving such request) providing that such Proposed Nominee: (I) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (II) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation; (III) will, if elected as a director of the Corporation, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate of Incorporation, these By-Laws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to directors (which other guidelines and policies will be provided to such Proposed Nominee within five (5) business days after the Secretary receives any written request therefor from such Proposed Nominee), and all applicable fiduciary duties under state law; (IV) consents to being named as a nominee in the Corporation’s proxy statement and form of proxy for the meeting; (V) intends to serve a full term as a director of the Corporation, if elected; and (VI) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(E) a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings, written or oral, during the past three (3) years, and any other material relationships, between or among such Proposed Nominee or any of such Proposed Nominee’s affiliates or associates (each as defined below), on the one hand, and any Noticing Party or any Stockholder Associated Person (as defined below), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K as if such Noticing Party and any Stockholder Associated Person were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant;

(F) a description of any business or personal interests that could place such Proposed Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries; and

(G) all other information relating to such Proposed Nominee or such Proposed Nominee’s associates that would be required to be disclosed in a proxy statement or other filing required to be made by such Noticing Party or any Stockholder Associated Person in connection with the solicitation of proxies for the election of directors in a contested election or otherwise required pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (collectively, the “Proxy Rules”);

(ii)            as to any other business that such Noticing Party proposes to bring before the meeting:

(A) a reasonably brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

(B) the text of the proposal or business (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Certificate of Incorporation or these By-Laws, the language of the proposed amendment); and

(C) all other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made by such Noticing Party or any Stockholder Associated Person in connection with the solicitation of proxies in support of such proposed business by such Noticing Party or any Stockholder Associated Person pursuant to the Proxy Rules; and

(iii)            as to such Noticing Party and each Stockholder Associated Person:

(A) the name and address of such Noticing Party and each Stockholder Associated Person (including, as applicable, as they appear on the Corporation’s books and records);

(B) the class, series and number of shares of each class or series of capital stock (if any) of the Corporation that are, directly or indirectly, owned beneficially or of record (specifying the type of ownership) by such Noticing Party or any Stockholder Associated Person (including any rights to acquire beneficial ownership at any time in the future); the date or dates on which such shares were acquired; and the investment intent of such acquisition;

(C) the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such Noticing Party or any Stockholder Associated Person and any pledge by such Noticing Party or any Stockholder Associated Person with respect to any of such securities;

(D) a complete and accurate description of all agreements, arrangements or understandings, written or oral, (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements) that have been entered into by, or on behalf of, such Noticing Party or any Stockholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such Noticing Party or any Stockholder Associated Person with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation and without regard to whether such agreement, arrangement or understanding is required to be reported on a Schedule 13D, 13F or 13G in accordance with the Exchange Act (any of the foregoing, a “Derivative Instrument”);

(E) any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such Noticing Party or any Stockholder Associated Person in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Corporation securities where such Noticing Party or such Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(F) a complete and accurate description of all agreements, arrangements or understandings, written or oral, (I) between or among such Noticing Party and any of the Stockholder Associated Persons or (II) between or among such Noticing Party or any Stockholder Associated Person and any other person or entity (naming each such person or entity), including (x) any proxy, contract, arrangement, understanding or relationship pursuant to which such Noticing Party or any Stockholder Associated Person, directly or indirectly, has a right to vote any security of the Corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), (y) any understanding, written or oral, that such Noticing Party or any Stockholder Associated Person may have reached with any stockholder of the Corporation (including the name of such stockholder) with respect to how such stockholder will vote such stockholder’s shares in the Corporation at any meeting of the Corporation’s stockholders or take other action in support of any Proposed Nominee or other business, or other action to be taken, by such Noticing Party or any Stockholder Associated Person and (z) any other agreements that would be required to be disclosed by such Noticing Party, any Stockholder Associated Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D pursuant to Section 13 of the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to such Noticing Party, such Stockholder Associated Person or such other person or entity);

(G) any rights to dividends on the shares of the Corporation owned beneficially by such Noticing Party or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation;

(H) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Noticing Party or any Stockholder Associated Person (I) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (II) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;

(I) any significant equity interests or any Derivative Instruments in any principal competitor of the Corporation held by such Noticing Party or any Stockholder Associated Person;

(J) any direct or indirect interest of such Noticing Party or any Stockholder Associated Person in any contract or arrangement with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement);

(K) a description of any material interest of such Noticing Party or any Stockholder Associated Person in the business proposed by such Noticing Party, if any, or the election of any Proposed Nominee;

(L) a representation that (I) neither such Noticing Party nor any Stockholder Associated Person has breached any contract or other agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (II) such Noticing Party and each Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 1.5;

(M) a complete an accurate description of any performance-related fees (other than an asset-based fee) to which such Noticing Party or any Stockholder Associated Person may be entitled as a result of any increase or decrease in the value of the Corporation’s securities or any Derivative Instruments, including any such interests held by members of such Noticing Party’s or any Stockholder Associated Person’s immediate family sharing the same household;

(N) a description of the investment strategy or objective, if any, of such Noticing Party or any Stockholder Associated Person who is not an individual;

(O) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Noticing Party or any Stockholder Associated Person, or such Noticing Party’s or any Stockholder Associated Person’s associates, (regardless of whether such person or entity is actually required to file a Schedule 13D);

(P) a certification regarding whether such Noticing Party and each Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with such person’s acquisition of shares of capital stock or other securities of the Corporation and such person’s acts or omissions as a stockholder of the Corporation, if such person is or has been a stockholder of the Corporation;

(Q) (I) if the Noticing Party is not a natural person, the identity of the natural person or persons associated with such Noticing Party responsible for the formulation of and decision to propose the business or nomination to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Noticing Party, the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such Noticing Party to propose such business or nomination to be brought before the meeting and (B) if the Noticing Party is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such Noticing Party to propose such business or nomination to be brought before the meeting; and

(R) all other information relating to such Noticing Party or any Stockholder Associated Person, or such Noticing Party’s or any Stockholder Associated Person’s associates, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of the business proposed by such Noticing Party, if any, or for the election of any Proposed Nominee in a contested election or otherwise pursuant to the Proxy Rules;

provided, however, that the disclosures in the foregoing subclauses (A) through (R) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Noticing Party solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

(iv)            a representation that such Noticing Party intends to appear in person or by proxy at the meeting to bring such business before the meeting or nominate any Proposed Nominees, as applicable, and an acknowledgment that, if such Noticing Party (or a Qualified Representative (as defined below) of such Noticing Party) does not appear to present such business or Proposed Nominees, as applicable, at such meeting, the Corporation need not present such business or Proposed Nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;

(v) a complete and accurate description of any pending or, to such Noticing Party’s knowledge, threatened legal proceeding in which such Noticing Party or any Stockholder Associated Person is a party or participant involving the Corporation or, to such Noticing Party’s knowledge, any current or former officer, director, affiliate or associate of the Corporation;

(vi) identification of the names and addresses of other stockholders (including beneficial owners) known by such Noticing Party to support the nomination(s) or other business proposal(s) submitted by such Noticing Party and, to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and

(vii) a representation from such Noticing Party as to whether such Noticing Party or any Stockholder Associated Person intends or is part of a group that intends (A) to deliver a proxy statement and/or form of proxy to a number of holders of the Corporation’s voting shares reasonably believed by such Noticing Party to be sufficient to approve or adopt the business to be proposed or elect the Proposed Nominees, as applicable, (B) to solicit proxies in support of director nominees other than the Corporation’s nominees (as defined below) in accordance with Rule 14a-19 under the Exchange Act or (C) to engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation.

(d)            Additional Information. In addition to the information required pursuant to the foregoing provisions of this Section 1.5, the Corporation may require any Noticing Party to furnish such other information as the Corporation may reasonably require to determine the eligibility or suitability of a Proposed Nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by a Noticing Party within ten (10) days after it has been requested by the Corporation. In addition, the Board may require any Proposed Nominee to submit to interviews with the Board or any committee thereof, and such Proposed Nominee shall make himself or herself available for any such interviews within ten (10) days following any reasonable request therefor from the Board or any committee thereof.

(e)            Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto). Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (or any supplement thereto) (i) by or at the direction of the Board (or any duly authorized committee thereof) or (ii) provided that one or more directors are to be elected at such meeting pursuant to the Corporation’s notice of meeting, by any stockholder of the Corporation who (A) is a stockholder of record on the date of the giving of the notice provided for in this Section 1.5(e) through the date of such special meeting, (B) is entitled to vote at such special meeting and upon such election and (C) complies with the notice procedures set forth in this Section 1.5(e). In addition to any other applicable requirements, for director nominations to be properly brought before a special meeting by a stockholder pursuant to the foregoing clause (ii), such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, such notice must be received by the Secretary at the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the Close of Business on the later of (x) the ninetieth (90th) day prior to such special meeting and (y) the tenth (10th) day following the day on which public disclosure of the date of the meeting is first made by the Corporation. In no event shall an adjournment, recess, postponement, judicial stay or rescheduling of a special meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper written form, such notice shall include all information required pursuant to Section 1.5(c) above, and such stockholder and any Proposed Nominee shall comply with Section 1.5(d) above, as if such notice were being submitted in connection with an annual meeting of stockholders.

(f)            General.

(i)            No person shall be eligible for election as a director of the Corporation unless the person is nominated by a stockholder in accordance with the procedures set forth in this Section 1.5 or the person is nominated by the Board, and no business shall be conducted at a meeting of stockholders of the Corporation except business brought by a stockholder in accordance with the procedures set forth in this Section 1.5 or by the Board. The number of nominees a stockholder may nominate for election at a meeting may not exceed the number of directors to be elected at such meeting, and for the avoidance of doubt, no stockholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in Section 1.5(b) and Section 1.5(e), as applicable. Except as otherwise provided by law, the chairperson of a meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws, and, if the chairperson of the meeting determines that any proposed nomination or business was not properly brought before the meeting, the chairperson shall declare to the meeting that such nomination shall be disregarded or such business shall not be transacted, and no vote shall be taken with respect to such nomination or proposed business, in each case, notwithstanding that proxies with respect to such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 1.5, unless otherwise required by law, if the Noticing Party (or a Qualified Representative of the Noticing Party) proposing a nominee for director or business to be conducted at a meeting does not appear at the meeting of stockholders of the Corporation to present such nomination or propose such business, such proposed nomination shall be disregarded or such proposed business shall not be transacted, as applicable, and no vote shall be taken with respect to such nomination or proposed business, notwithstanding that proxies with respect to such vote may have been received by the Corporation.

(ii)            A Noticing Party shall update such Noticing Party’s notice provided under the foregoing provisions of this Section 1.5, if necessary, such that the information provided or required to be provided in such notice shall be true and correct (A) as of the record date for determining the stockholders entitled to receive notice of the meeting and (B) as of the date that is ten (10) business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (I) be received by the Secretary at the principal executive offices of the Corporation (x) not later than the Close of Business five (5) business days after the record date for determining the stockholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (A)) and (y) not later than the Close of Business seven (7) business days prior to the date for the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (B)), (II) be made only to the extent that information has changed since such Noticing Party’s prior submission and (III) clearly identify the information that has changed since such Noticing Party’s prior submission, it being understood that no such update may cure any deficiencies or inaccuracies with respect to any prior submission by such Noticing Party. For the avoidance of doubt, any information provided pursuant to this Section 1.5(f)(ii) shall not be deemed to cure any deficiencies in a notice previously delivered pursuant to this Section 1.5 and shall not extend the time period for the delivery of notice pursuant to this Section 1.5. If a Noticing Party fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 1.5.

(iii)            If any information submitted pursuant to this Section 1.5 by any Noticing Party proposing individuals to nominate for election or reelection as a director or business for consideration at a stockholder meeting shall be inaccurate in any material respect (as determined by the Board or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 1.5. Any such Noticing Party shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted pursuant to this Section 1.5 (including if any Noticing Party or any Stockholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 1.5(c)(vii)(B)) within two (2) business days after becoming aware of such inaccuracy or change, and any such notification shall (I) be made only to the extent that any information submitted pursuant to this Section 1.5 has changed since such Noticing Party’s prior submission and (II) clearly identify the information that has changed since such Noticing Party’s prior submission, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Noticing Party. Upon written request of the Secretary on behalf of the Board (or a duly authorized committee thereof), any such Noticing Party shall provide, within seven (7) business days after delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such Noticing Party pursuant to this Section 1.5 and (B) a written affirmation of any information submitted by such Noticing Party pursuant to this Section 1.5 as of an earlier date. If a Noticing Party fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 1.5.

(iv)            If (A) any Noticing Party or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (B) such Noticing Party or Stockholder Associated Person subsequently either (x) notifies the Corporation that such Noticing Party or Stockholder Associated Person no longer intends to solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14(a)(3) under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for the Proposed Nominees proposed by such Noticing Party. Upon request by the Corporation, if any Noticing Party or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Noticing Party shall deliver to the Secretary, no later than five business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

(v)            In addition to complying with the foregoing provisions of this Section 1.5, a stockholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 1.5. Nothing in this Section 1.5 shall be deemed to affect any rights of (A) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (B) stockholders to request inclusion of nominees in the Corporation’s proxy statement pursuant to the Proxy Rules or (C) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(vi)           Any written notice, supplement, update or other information required to be delivered by a stockholder to the Corporation pursuant to Section 1.5 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices.

(vii)          Any director shall promptly tender his or her resignation as a director of the Corporation if (a) the Board determines that such director (i) is a party to any Voting Commitment that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply with such person’s fiduciary duties under applicable law; (ii) is a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation; (iii) has failed to comply in a material respect with any applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate of Incorporation, these Bylaws, any applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and any other guidelines and policies of the Corporation generally applicable to directors, or any applicable fiduciary duties under state law; or (iv) has provided facts, statements or other information in any communication with the Corporation and its stockholders that are not true or correct in any material respect or that omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; (b) the Board provides such director notice of any such determination; and (c) if the act that formed the basis of such determination is capable of being cured, such person fails to cure such act within (10) business days after delivery of such notice to such director.

(viii)         For purposes of these Bylaws, (A) “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act; (B) “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act; (C) “Close of Business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a business day; (D) “Corporation’s nominee(s)” shall mean any person(s) nominated by or at the direction of the Board; (E) “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; (F) a “Qualified Representative” of a Noticing Party means (I) a duly authorized officer, manager or partner of such Noticing Party or (II) a person authorized by a writing executed by such Noticing Party (or a reliable reproduction or electronic transmission of the writing) delivered by such Noticing Party to the Corporation prior to the making of any nomination or proposal at a stockholder meeting stating that such person is authorized to act for such Noticing Party as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of stockholders; and (G) “Stockholder Associated Person” shall mean, with respect to a Noticing Party, (I) any person directly or indirectly controlling, controlled by or under common control with such Noticing Party, (II) any member of the immediate family of such Noticing Party sharing the same household, (III) any person who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision at law)) with, or is otherwise known by such Noticing Party or other Stockholder Associated Person to be acting in concert with, such Noticing Party or any other Stockholder Associated Person with respect to the stock of the Corporation, (IV) any beneficial owner of shares of stock of the Corporation owned of record by such Noticing Party or any other Stockholder Associated Person (other than a stockholder that is a depositary), (V) any affiliate or associate of such Noticing Party or any other Stockholder Associated Person, (VI) if such Noticing Party is not a natural person, any Responsible Person, (VII) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such Noticing Party or any other Stockholder Associated Person with respect to any proposed business or nominations, as applicable, and (VIII) any Proposed Nominee.

Section 1.6.      Chair and Secretary at Meeting. At each meeting of stockholders, the Chair of the Board, or in such person’s absence, the person designated in writing by the Chair of the Board, or if no person is so designated, then a person designated by the Board of Directors, shall preside as chair of the meeting. The Secretary, or in such person’s absence, a person designated by the chair of the meeting, shall act as secretary of the meeting.

Section 1.7.      Voting; Proxies. Except as otherwise provided by the DGCL or the Certificate of Incorporation:

(a)            Each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of capital stock held by such stockholder.

(b)            Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram, or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was authorized by the stockholder.

(c)            Directors shall be elected by a plurality vote.

(d)            Each matter, other than election of directors, properly presented to any meeting, shall be decided by a majority of the votes cast on the matter.

(e)            Unless otherwise provided in the Certificate of Incorporation, all elections of directors shall be by written ballot. Voting on all other matters need not be by written ballot unless ordered by the chair of the meeting or if so requested by any stockholder present or represented by proxy at the meeting and entitled to vote on such matter.

(f)            If authorized by the Board of Directors, the requirement of a written ballot may be satisfied by a ballot submitted by electronic submission, accompanied by the information specified in the DGCL.

Section 1.8.      Adjourned Meetings. A meeting of stockholders may be adjourned to another time or place. Unless the Board of Directors fixes a new record date, stockholders of record for an adjourned meeting shall be as originally determined for the meeting from which the adjournment was taken. Except as provided in the next succeeding sentence, notice need not be given of the adjourned meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time, place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are (a) announced at the meeting at which the adjournment is taken, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting given in accordance with these By-Laws.. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote. At the adjourned meeting at which there shall be present or represented the holders of record of the requisite number of shares, any business may be transacted that might have been transacted at the meeting as originally called.

Section 1.9.      List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make or have prepared and made, at least ten (10) days before every meeting of stockholders of the Corporation, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 1.9 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 1.10.      Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and the record date for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 1.11.      Organization; Conduct of Meetings. The Board may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, the chair of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chair, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized proxies or such other persons as the chair of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; (f) limitations on the time allotted to questions or comments by participants; (g) removal of any stockholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (h) conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (i) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (j) rules, regulations or procedures for compliance with any state and local laws and regulations including those concerning safety, health and security; (k) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting and (l) any rules, regulations or procedures as the chair may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The chair of a stockholder meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine and declare to the meeting that a matter or business was not properly brought before the meeting, and, if the chair should so determine, the chair shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered.

Section 1.12.      No Consent of Stockholders in Lieu of Meeting. Except as otherwise expressly provided by the terms of any series of preferred stock permitting the holders of such series of preferred stock to act by written consent, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and, as specified by the Certificate of Incorporation, the ability of the stockholders to consent in writing to the taking of any action is specifically denied.

Article II

DIRECTORS

Section 2.1.      Number; Term of Office; Qualifications; Vacancies. The number of the directors constituting the entire Board of Directors shall be the number, not less than one nor more than 15, fixed from tune to time by resolution of the Board of Directors. Until otherwise fixed by the directors, the number of directors constituting the entire Board shall be one. Except as otherwise provided by the DGCL, the Certificate of Incorporation or the By-Laws, the Directors shall be elected at the annual meeting of stockholders to hold office, subject to Sections 2.2 through 2.6, until the next annual meeting of stockholders and until their respective successors are elected and qualify. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, and until his/her successor is elected and qualified.

Section 2.2.      Classes of Directors. The board of directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class III, and if such fraction is two-thirds, one of the extra directors shall be a member of Class II and one of the extra directors shall be a member of Class III, unless otherwise provided from time to time by resolution adopted by the board of directors.

Section 2.3.      Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term ending on the date of the annual meeting in 2011; each initial director in Class II shall serve for a term ending on the date of the annual meeting in 2012; and each initial director in Class III shall serve for a term ending on the date of the annual meeting in 2013; and provided further, that the term of each director shall be subject to the election and qualification of his/her successor and to his/her earlier death, resignation or removal.

Section 2.4.      Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he/she is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the board of directors among the three classes of directors so as to ensue that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the board of directors.

Section 2.5.      Resignation. Any director of the Corporation may resign at any time by giving written notice or by electronic transmission, as defined in the DGCL, of such resignation to the Board of Directors or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof by the Board of Directors or the Secretary; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these By-Laws in the filling of other vacancies.

Section 2.6.      Removal. Subject to the provisions of the DGCL, any one or more directors may be removed for cause by the vote of the holders of a majority of the shares entitled to vote at an election of directors.

Section 2.7.      Regular and Annual Meetings; Notice. Regular meetings of the Board of Directors shall be held at such time and at such place, within or without the State of Delaware, as the Board of Directors may from time to time prescribe. No notice need be given of any regular meeting, and a notice, if given, need not specify the purposes thereof. A meeting of the Board of Directors may be held without notice immediately after an annual meeting of stockholders at the same place as that at which such meeting was held.

Section 2.8.      Special Meetings; Notice. A special meeting of the Board of Directors may be called at any time by the Board of Directors, the Chair of the Board or the President and shall be called by any one of them or by the Secretary upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting, proposed to be presented at the meeting and signed by at least two directors. Any such meeting shall be held at such time and at such place, within or without the State of Delaware, as shall be determined by the body or person calling such meeting. Notice of such meeting stating the time and place thereof shall be given (a) by deposit of the notice in the United States mail, first class, postage prepaid, at least seven (7) days before the day fixed for the meeting addressed to each director at such person’s address as it appears on the Corporation’s records or at such other address as the director may have furnished the Corporation for that purpose, or (b) by email, facsimile or other means of electronic transmission delivered or sent not less than twenty-four (24) hours before the date and time of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. If mailed or sent by overnight courier, such notice shall be deemed to be given at the time when it is deposited in the United States mail with first class postage prepaid or deposited with the overnight courier. Notice by email, facsimile or other electronic transmission shall be deemed given when the notice is transmitted. A meeting may be held at any time without notice if all of the directors are present or if those not present waive notice of the meeting in accordance with Section 5.2 of these By-Laws

Section 2.9.      Presiding Officer and Secretary at Meetings. Each meeting of the Board of Directors shall be presided over by the Chair of the Board, or in such person’s absence, by such member of the Board of Directors as shall be chosen at the meeting. The Secretary, or in such person’s absence, an Assistant Secretary, shall act as secretary of the meeting, or if no such officer is present, a secretary of the meeting shall be designated by the person presiding over the meeting,

Section 2.10.      Quorum. A majority of the directors then in office shall constitute a quorum for the transaction of business, but in the absence of a quorum a majority of those present (or if only one be present, then that one) may adjourn the meeting, without notice other than announcement at the meeting, until such time as a quorum is present. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.11.      Meeting by Telephone. Unless otherwise restricted by the Certificate of Incorporation or By-Laws, members of the Board of Directors or of any committee thereof may participate in meetings of the Board of Directors or of such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting,

Section 2.12.      Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee. The filing of such electronic transmission or transmissions shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if such minutes are maintained in electronic form.

Section 2.13.      Committees of the Board. The Board of Directors may, by resolution passed by the Board of Directors, designate one or more committees, each such committee to have such name and to consist of one or more directors as the Board of Directors may from time to time determine. Any such committee, to the extent provided in such resolution or resolutions, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, but no such committee shall have such power or authority in reference to (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (b) adopting, amending or repealing any By-Law. In the event of the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 2.14.      Compensation. No director shall receive any stated salary for such person’s services as a director or as a member of a committee but shall receive such sum, if any, as may from time to time be fixed by the Board of Directors.

Article III

OFFICERS

Section 3.1.      Election; Qualification. The officers of the Corporation shall consist of a President and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may elect one or more Vice Presidents, one or more Assistant Secretaries, one Treasurer, one or more Assistant Treasurers, one Controller, one or more Assistant Controllers and such other officers as it may from time to time determine. The Board of Directors shall also determine which of the officers shall hold the offices of Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, if any. Any officer may, but is not required to, be a director of the Corporation and officers need not be stockholders of the Corporation. Two or more offices may be held by the same person.

Section 3.2.      Term of Office. Each officer shall hold office from the time of such person’s election and qualification to the time at which such person’s successor is elected and qualified, unless he/she shall die or resign or shall be removed pursuant to Section 3.4 at any time sooner.

Section 3.3.      Resignation. Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the Chair of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof by the Board of Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.4.      Removal. Any officer may be removed at any time, with or without cause, by the vote of the Board of Directors.

Section 3.5.      Vacancies. Any vacancy, however caused, in any office of the Corporation may be filled by the Board of Directors.

Section 3.6.      Compensation. The compensation of each officer shall be such as the Board of Directors may from time to time determine.

Section 3.7.      Duties of Officers. Officers of the Corporation shall, unless otherwise determined by the Board of Directors, have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may be set forth in the By-Laws or as may from time to time be specifically conferred or imposed by the Board of Directors.

Article IV

CAPITAL STOCK

Section 4.1.      Stock Certificates. The interest of each holder of stock of the Corporation shall be evidenced by a certificate or certificates in such form as the Board of Directors may from time to time prescribe. Each certificate shall be signed by, or in the name of, the Corporation by the Chair of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any of or all the signatures appearing on such certificate or certificates may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 4.2.      Transfer of Stock. Shares of stock shall be transferable on the books of the Corporation pursuant to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe.

Section 4.3.      Redemption of Stock. Any stock of any class or series may be made subject to redemption by the Corporation at its option or at the option of the holders of such stock upon the happening of a specified event; provided, however, that immediately following any such redemption, the Corporation shall have outstanding one or more shares of one or more classes or series of stock, which share or shares together shall have full voting powers.

Section 4.4.      Holders of Record. Prior to due presentment for registration of transfer, the Corporation may treat the holder of record of a share of its stock as the complete owner thereof exclusively entitled to vote, to receive notifications and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice to the contrary.

Section 4.5.      Lost, Stolen, Destroyed or Mutilated Certificates. The Corporation shall issue a new certificate of stock to replace a certificate theretofore issued by it alleged to have been lost, destroyed or wrongfully taken, if the owner or such owner’s legal representative (a) requests replacement, before the Corporation has notice that the stock certificate has been acquired by a bona fide purchaser; (b) unless the Board of Directors otherwise determines, files with the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such stock certificate or the issuance of any such new stock certificate; and (c) satisfies such other terms and conditions as the Board of Directors may from time to tome prescribe.

Article V

MISCELLANEOUS

Section 5.1.      Indemnification. The Corporation shall, to the fullest extent permitted by the DGCL, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said statute from and against any and all of the expenses, liabilities or other matters referred to in or covered by said statute, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, resolution of stockholders, resolution of directors, agreement or otherwise, as permitted by said statute, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. This Section 5.1 shall be construed to give the Corporation the broadest power permissible by the DGCL, as it now stands and as from time to time amended.

Section 5.2.      Waiver of Notice. Whenever notice is required to be given to any stockholder or director by the Certificate of Incorporation, the By-Laws or any provision of the DGCL, a written or electronically transmitted waiver thereof, signed by the person entitled to notice, whether before or after the time required for such notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

Section 5.3.      Fiscal Year. The fiscal year of the Corporation shall start on such date as the Board of Directors shall from time to time prescribe.

Section 5.4.      Corporate Seal. The corporate seal shall be in such form as the Board of Directors may from time to tome prescribe, and the same may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 5.5.      Forum for Certain Actions.

(a)            Forum. Unless a majority of the Board, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), to the fullest extent permitted by law, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation under Delaware law, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any of its directors, officers or other employees arising pursuant to any provision of the DGCL, these By-Laws or the Certificate of Incorporation (in each case, as may be amended from time to time), (iv) any action asserting a claim against the Corporation or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware or (v) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants. Unless a majority of the Board, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the federal district courts of the United States of America, to the fullest extent permitted by law, shall be the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act of 1933, as amended.

(b)            Personal Jurisdiction. If any action the subject matter of which is within the scope of subparagraph (a) of this Section 5.5 is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce subparagraph (a) of this Section 5.5 (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

(c)            Enforceability. If any provision of this Section 5.5 shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Section 5.5, and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

(d)            Notice and Consent. For the avoidance of doubt, any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 5.5.

Section 5.6.      Contracts. The Board may authorize any officer or officers or any agent or agents to enter into any contract or execute and deliver any instrument or other document in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 5.7.      Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

Section 5.8.      Offices. The Corporation shall maintain a registered office inside the State of Delaware and may also have other offices outside or inside the State of Delaware. The books of the Corporation may be kept (subject to any applicable law) outside the State of Delaware at the principal executive offices of the Corporation or at such other place or places as may be designated from time to time by the Board.

Article VI

AMENDMENT OF BY-LAWS

Section 6.1.      By Stockholders. All by-laws of the Corporation shall be subject to alteration or repeal, and new by-laws may be made, by a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 6.2.      By Directors. The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, by-laws of the Corporation; provided, however, that the stockholders entitled to vote with respect thereto as in this Article VI above provided may alter, amend or repeal by-laws made by the Board of Directors.

Article VII

EMERGENCY BY-LAWS

Section 7.1      Emergency By-Laws. This Article VII shall be operative during any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL or other similar emergency condition (including a pandemic), as a result of which a quorum of the Board or a committee thereof cannot readily be convened for action (each, an “Emergency”), notwithstanding any different or conflicting provision of the preceding Sections of these By-Laws or in the Certificate of Incorporation. To the extent not inconsistent with the provisions of this Article VII, the preceding Sections of these By-Laws and the provisions of the Certificate of Incorporation shall remain in effect during such Emergency, and upon termination of such Emergency, the provisions of this Article VII shall cease to be operative unless and until another Emergency shall occur.

Section 7.2      Meetings; Notice. During any Emergency, a meeting of the Board or any committee thereof may be called by any member of the Board or such committee or the Chairperson of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Notice of the place, date and time of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors or committee members and Designated Officers (as defined below) as, in the judgment of the person calling the meeting, it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

Section 7.3      Quorum. At any meeting of the Board called in accordance with Section 7.2 above, the presence or participation of one director shall constitute a quorum for the transaction of business, and at any meeting of any committee of the Board called in accordance with Section 7.2 above, the presence or participation of one committee member shall constitute a quorum for the transaction of business. In the event that no directors are able to attend a meeting of the Board or any committee thereof, then the Designated Officers in attendance shall serve as directors, or committee members, as the case may be, for the meeting, without any additional quorum requirement and will have full powers to act as directors, or committee members, as the case may be, of the Corporation.

Section 7.4      Liability. No officer, director or employee of the Corporation acting in accordance with the provisions of this Article VII shall be liable except for willful misconduct.

Section 7.5      Amendments. At any meeting called in accordance with Section 7.2 above, the Board, or any committee thereof, as the case may be, may modify, amend or add to the provisions of this Article VII as it deems it to be in the best interests of the Corporation so as to make any provision that may be practical or necessary for the circumstances of the Emergency.

Section 7.6      Repeal or Change. The provisions of this Article VII shall be subject to repeal or change by further action of the Board or by action of the stockholders, but no such repeal or change shall modify the provisions of Section 7.4 above with regard to action taken prior to the time of such repeal or change.

Section 7.7      Definitions. For purposes of this Article VII, the term “Designated Officer” means an officer identified on a numbered list of officers of the Corporation who shall be deemed to be, in the order in which they appear on the list up until a quorum is obtained, directors of the Corporation, or members of a committee of the Board, as the case may be, for purposes of obtaining a quorum during an Emergency, if a quorum of directors or committee members, as the case may be, cannot otherwise be obtained during such Emergency, which officers have been designated by the Board from time to time but in any event prior to such time or times as an Emergency may have occurred.

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Adopted as of: November 29, 2022